COMPLIANCE MANUAL                                          Effective August 2008

                         STRALEM & COMPANY INCORPORATED

                                 CODE OF ETHICS
                                 --------------

      WHEREAS, STRALEM & COMPANY INCORPORATED (the "Adviser" or "Stralem") is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and serves as adviser to Stralem Fund (the "Trust"), a registered investment company under the Investment Company Act of 1940, as amended (the "ICA"); and

      WHEREAS, Rule 204 A-1 under the Advisers Act and Rule 17j-1 under the ICA require that the adviser to the Trust adopt a Code of Ethics.

      NOW, THEREFORE, the Adviser hereby adopts this Code of Ethics as of this 18th day of January, 2006.

I.    DEFINITIONS
      -----------

      For purposes of this Code of Ethics the following terms shall have the meanings set forth below:

      A. "ACCESS PERSON" means all directors, officers and partners of the Adviser and any supervised person who has access to nonpublic information regarding any client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund; or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

      B.    "AFFILIATED PERSONS" or "AFFILIATES" means

            1. any employee or Access Person of the Adviser or the Trust, and any member of the immediate family (defined as spouse, child, mother, father, brother, sister, in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

            2. any account for which any of the persons described in C. hereof is a custodian, trustee or otherwise acting in a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time gives investment advice; and

            3. any partnership, corporation, joint venture, trust or other entity in which any employee of the Adviser or the Trust or Access Person of the Trust directly or indirectly, in the aggregate, has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

      C.    "ADVISER'S  CLIENT  ACCOUNTS"  means  accounts  of any  persons  who
            receive  from  the  Adviser  investment   advice,   recommendations,
            research or analyses concerning


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            securities  and from whom the Adviser  receives  compensation.  This definition is intended to include the Trust.

      D.    "BENEFICIAL   OWNERSHIP  OF  A  SECURITY"  by  any  person  includes
            securities held by:

            1. a spouse, minor children or relatives who share the same home with such person;

            2.    an estate for such person's benefit;

            3.    a trust, of which

                  (a) such person is a trustee or such person or members of such person's immediate family have a vested interest in the income or corpus of the trust, or

                  (b)   such person owns a vested beneficial interest, or

                  (c) such person is the settlor and such person has the power to revoke the trust without the consent of all the beneficiaries;

            4.    a partnership in which such person is a partner;

            5. a corporation (other than with respect to treasury shares of the corporation) of which such person is an officer, director or 10% stockholder;

            6. any other person if, by reason of contract, understanding, relationship, agreement or other arrangement, such person obtains therefrom benefits substantially equivalent to those of ownership; or

            7. such person's spouse or minor children or any other person, if, even though such person does not obtain therefrom the above-mentioned benefits of ownership, such person can vest or revest title in himself at once or at some future time.

            A beneficial owner of a security also includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes the power to vote, or to direct the voting of such security, and investment power includes the power to dispose, or to direct the disposition of such security. A person is the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time within sixty (60) days.

      D. "CONTROL" means the power to exercise a controlling influence over the management or policies of a corporation. Any person who owns beneficially, either directly or through one or more controlled corporations, more than 25% of the voting securities of a corporation shall be presumed to control such corporation.


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      E.    "DE MINIMIS  TRANSACTION" means one transaction per month of no more than $25,000 in a single Equity Security. Larger or more frequent transactions in Equity Securities must be precleared. If a request for preclearance is made, but is denied, a De minimis Transaction may not then be executed in that issuer for a period of seven calendar days.

            The above exception is not available to members of Stralem's Investment Committee (the "Committee") if:

            1. The Equity Security or a related security is included in one or more of the Adviser's Client Accounts.

            2.    The Equity Security is currently in research by the Committee.

      F. "DISCRETIONARY ACCOUNT" means a brokerage account in which the Access Person has delegated authority to a financial adviser or broker to buy and sell securities for the account without the prior approval of the Access Person.

      G.    "EMPLOYEE" means any employee of the Adviser.

      I. "EQUITY SECURITY" means any stock or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right; or any put, call, straddle, or other option or privilege of buying such a security from or selling such a security to another without being bound to do so. For purposes of this definition, the term "Equity Security" includes items such as: (1) options on Equity securities and on indexes; (2) limited partnerships meeting the definition of a "security"; and (3) private investment funds, hedge funds, and investment clubs.

      J. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a et seq.], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

      K.    "INVESTMENT ADVISER" means

            1.    Stralem & Company Incorporated and any successor entity;

            2. any person (other than a bona fide officer, director, trustee, member of an advisory board, or employee of the Trust, as such) who pursuant to a contract with the Trust regularly furnishes advice to the Trust with respect to the desirability of investing in, purchase or selling securities or other property, or is empowered to determine what securities or other property shall be purchased or sold by the Trust; and


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            3.    any other  person who  pursuant  to a  contract  with a person described in clause (2) regularly performs substantially all of the duties undertaken by such person described in clause
                  (2); but does not include (i) a person whose advice is furnished solely through uniform publications distributed to
                  subscribers   thereto,   (ii)  a  person  who  furnishes  only
                  statistical and other factual information, advice regarding economic factors and trends, or advice as to occasional transactions in specific securities, but without generally furnishing advice or making recommendations regarding the purchase or sale of securities, (iii) a company furnishing such services at cost to one or more investment companies, insurance companies, or other financial institutions, (iv) any person the character and amount of whose compensation for such services must be approved by a court, or (v) such other persons as the Securities and Exchange Commission may by rules and regulations or order determine not to be an investment adviser within the intent of Section 2(a)(2) of the ICA.

      L.    "INVESTMENT PERSONNEL" of the Adviser or the Trust means:

            1. Any employee of the Adviser or the Trust (or of any company in a control relationship to the Adviser or the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and

            2. Any natural person who controls the Adviser or the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

      M. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or
            230.506] under the Securities Act of 1933.

      N. "PURCHASE OR SALE OF A REPORTABLE SECURITY" includes the writing of an option to purchase or sell a security.

      O. "REPORTABLE FUND" means; (i) Any fund for which the Adviser serves as an investment adviser as defined in section 2(a)(20) of the ICA; or (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.

      P. "REPORTABLE SECURITY" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment or futures contract, limited partnerships meeting the definition of a "security" (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes); voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a


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            certificate  of  deposit)  or on any  group or  index of  securities
            (including  any  interest  therein  or based on the value  thereof);
            closed-end investment companies; Exchange Traded Funds; private investment funds, hedge funds and investment clubs; foreign unit trusts and foreign mutual funds or any put, call straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly
            known  as  a  "security",   or  any   certificate   of  interest  or
            participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

            "Reportable Security" shall not mean securities issued or guaranteed by the Government of the United States, its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, shares of money market funds (domiciled inside or outside the United States) or shares of registered open-end investment companies other than Reportable Funds.

II.   COMPLIANCE WITH GOVERNING LAWS,
      REGULATIONS AND PROCEDURES
      --------------------------

      A. All Employees shall have and maintain knowledge of and shall comply strictly with all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

      B. All Access Persons required to report under this Code of Ethics are listed on Exhibit A. Employees beginning employment with the Adviser will be notified at the time of hire if they are Access Persons. Employees who are not Access Persons at the time of hire may become Access Persons and such employees are obligated to comply with the reporting obligations set forth in this Code of Ethics and procedures adopted hereunder.

      C. Each Employee will be given a copy of the Code of Ethics at the time of his or her employment and must submit a statement (Exhibit B) at least annually that he or she has reviewed the Code of Ethics. Each Employee shall have and maintain knowledge of and shall comply with the provisions of this Code of Ethics and any procedures adopted hereunder.

      D. All Employees shall comply with all laws and regulations concerning insider trading and with the Adviser's prohibition against insider trading contained in the "Insider Trading Procedures". Trading on or communicating material non-public information, or "inside information," of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited.

      E. All Employees shall comply strictly with procedures established by the Adviser to ensure compliance with this Code of Ethics and with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations. Employees shall not knowingly participate in, assist, or condone (i) any act in


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            violation of any statute or regulation  governing securities matters or the Adviser, nor (ii) any act which would violate any provision of this Code of Ethics or any procedures adopted hereunder.

      F. Each Employee having supervisory responsibility shall exercise reasonable supervision over Employees subject to his or her control, with a view to preventing any violation by such persons of applicable statutes or regulations, the Trust's Code of Ethics or procedures, or the provisions of this Code of Ethics or procedures adopted hereunder.

      G. Any Employee encountering evidence that acts in violation of applicable statutes or regulations or provisions of this Code of Ethics or procedures adopted hereunder have occurred shall report such evidence to the Executive Vice President (the "EVP") of the Adviser or such other person as appointed in procedures adopted hereunder. The EVP will report all violations to the Chief Compliance Officer of the Adviser (the "Compliance Officer"). Such action by the Employee shall remain confidential, unless the Employee waives confidentiality or federal or state authorities compel disclosure. Failure to report such evidence may result in disciplinary proceedings and may include sanctions as set forth in procedures adopted hereunder.

III.  ACTIVITIES AND TRANSACTIONS OF ACCESS PERSONS
----  ---------------------------------------------

      A. No Access Person shall recommend to, or cause or attempt to cause, the Adviser's Client Accounts or the Trust to acquire, dispose of, or hold any security (including, any option, warrant or other right or interest relating to such security) of which such Access Person or an affiliate of such Access Person has direct or indirect beneficial ownership unless the Access Person has first disclosed in writing to the EVP of the Adviser all facts reasonably necessary to identify the nature of the ownership of such Access Person or his or her affiliate in such security. Notwithstanding the above, it shall not be a violation of the Adviser's Code of Ethics if an Access Person recommends to, or causes or attempts to cause, the Adviser's Client Accounts or the Trust to engage in any transaction concerning a security (or related interest) held by the Access Person through a Discretionary Account before the Access Person knows that he or she is the direct or indirect beneficial owner of such security (or related interest).

      B.    Limited Offerings and Initial Public Offerings:

            1. No Access Person shall acquire direct or indirect beneficial ownership of an unregistered security issues in a Limited Offering or an Initial Public Offering without obtaining the prior written approval of the EVP of the Adviser.

            2. Under normal circumstances, such approval will not be withheld if the Access Person demonstrates in writing that:

                  (a)   the investment is not suitable for the Trust;

                  (b) the investment opportunity was unique to the individual circumstances of


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                        the Access Person; and

                  (c)   no overreaching would or could occur.

                  An Access Person who has been authorized to acquire securities in a Limited Offering must disclose such investment to the EVP of the Adviser when such Access Person plays a part in any subsequent consideration of any investment in the issuer by the Trust. The decision to purchase securities of the issuer for the Trust shall be subject to an independent review by the President of the Trust.

      C. If, as a result of fiduciary obligations to other persons or entities, an Access Person believes that such person or an affiliate of such person is unable to comply with certain provisions of the Code, such Access Person shall so advise the EVP of the Adviser in writing, setting forth with reasonable specificity the nature of such fiduciary obligations and the reasons why such Access Person believes such person is unable to comply with any such provisions. The EVP of the Adviser may, in his discretion, exempt such Access Person or an affiliate of such person from any such provisions, if the EVP of the Adviser shall determine that the services of such Access Person are valuable to the Adviser and the failure to grant such exemption is likely to cause such Access Person to be unable to render services to the Adviser. The EVP of the Adviser shall notify the Compliance Officer of the exemption. Any Access Person granted an exemption (including, an exception for an affiliate of such person), pursuant to this Section IV shall, within three business days after engaging in a purchase or sale of a security held or to be acquired by a client, furnish the EVP of the Adviser and the Compliance Officer with a written report concerning such transaction, setting forth the information specified in Section IV.C hereof.

IV.   REPORTING PROCEDURES
      --------------------

      A. Except as provided by Section IV.E hereof, every Access Person shall report to the EVP of the Adviser the information described in Sections IV.B and IV.C hereof with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security (whether or not such security is a security held or to be acquired by a client); PROVIDED, HOWEVER, that any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

      B. INITIAL HOLDINGS REPORT. Each Access Person, within ten days of becoming an Access Person, shall report to the Adviser, the following information, which must be current as of a date no more than 45 days prior to the date the report was submitted, in the form of Exhibit C hereto:

            1. The title, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;


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            2.    The name of any  broker,  dealer or bank with whom the  Access
                  Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became and Access Person; and

            3.    The date that the report is submitted by the Access Person.

      C. QUARTERLY TRANSACTIONS REPORT. Each Access Person, not later than thirty days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall report the following information, in the form of Exhibit D hereto:

            1.    WITH RESPECT TO TRANSACTIONS  DURING THE QUARTER IN REPORTABLE
                  SECURITIES:

                  (a) The date of transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Reportable Security involved;

                  (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (c)   The price at which the transaction was effected; and

                  (d) The name of the broker, dealer or bank with or through which the transaction was effected.

                  (e)   The date that the  report  is  submitted  by the  Access
                        Person.

            2. WITH RESPECT TO NEW ACCOUNTS ESTABLISHED DURING THE QUARTER IN WHICH ANY SECURITIES WERE HELD:

                  (a) The name of the broker, dealer or bank with whom the Access Person established the account;

                  (b)   The date the account was established; and

                  (c)   The date that the  report  is  submitted  by the  Access
                        Person.

      D. ANNUAL HOLDINGS REPORT. Each Access Person, no later than thirty days after December 31 of each year, shall report the following information, which must be current as of a date no more than 45 days prior to the date the report is submitted, in the form of Exhibit E hereto:

            1. The title, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect beneficial interest;

            2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and


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            3.    The date that the report is submitted by the Access Person.

            In the event that no securities are held as of December 31, the report should specify that securities were not held as of such date. This report should include all securities and other financial property, including book entry shares held at companies, broker/dealers, investment advisers or other institutions and physically issued certificates held in a safe deposit box, at one's home, or in the trust department of a bank or trust company.

      E.    Notwithstanding the provisions of Sections IV.A and IV.C hereof,

            1. no report is required with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

            2. no report is required with respect to transactions effected pursuant to an automatic reinvestment plan;

            3. no report is required from an Access Person of an investment company registered under the ICA if such investment company is a money market fund or a registered open end investment company that does not invest in Reportable Funds;

            4. no report is required with respect to transactions effected in private investment funds, hedge funds and investment clubs; and

            5. no Quarterly Transactions Report is required from an Access Person of the Trust if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to that Access Person, if all of the information required to be contained in the Quarterly Transactions Report is contained in such broker trade confirmations or account statements that are received within thirty days after the end of the calendar quarter.

V.    REVIEW PROCEDURES
      -----------------

      A. The reports submitted by Access Persons pursuant to Section IV.C hereof shall be reviewed at least quarterly by the EVP of the Adviser, or such other persons or committees as shall be designated by the EVP of the Adviser, in order to monitor compliance with this Code of Ethics. The EVP shall report all failures to comply with this Code of Ethics to the Compliance Officer and the Board of Trustees of the Trust.

      B. If it is determined by the EVP or his designee, the Compliance Officer or the Board of Trustees of the Trust that a violation of this Code of Ethics has occurred and that the person violating this Code of Ethics has purchased or sold a security at a more advantageous price than that obtained by the Trust, such person shall be required to offer to sell to or purchase from the Trust, as the case may be, such security at the more advantageous price. If this cannot be consummated, then the EVP or his


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            designee,  the  Compliance  Officer or the Board of  Trustees of the
            Trust shall take such other course of action as it may deem appropriate. With respect to any violation of this Code of Ethics, the EVP or his designee, the Compliance Officer or the Board of Trustees of the Trust may take any preventive, remedial or other action that it may deem appropriate. In determining whether or not there has been, or may be, a conflict of interest between the Trust and any person subject to this Code of Ethics, the EVP of his designee, the Compliance Officer or the Board of Trustees of the Trust shall consider all of the relevant facts and circumstances.

      C. At least annually, the EVP of the Adviser or his designee shall furnish to the Board of Trustees a written report that:

            1. Describes any issues arising under this Code of Ethics or procedures adopted hereunder, including but not limited to, any information about material violations of this Code of Ethics, procedures adopted hereunder, and sanctions imposed in response to such material violations; and

            2. Certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

      D. The records created and maintained under this Code of Ethics shall be maintained as follows:

            1. A copy of each Code of Ethics for the Adviser, in effect at any time in the last five years, must be maintained in an easily accessible place.

            2. A copy of any records of violations of the Code of Ethics or any action taken as a result of a violation must be maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs.

            3. All Initial Holdings Reports, Quarterly Transactions Reports and Annual Holdings Reports from Access Persons, and all reports to the Trust shall be maintained for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place.

            4. A record of all persons currently or within the past five years who are or were required to make reports and persons designated to review the reports required under this Code of Ethics shall be maintained in an easily accessible place for at least five years.

All approvals of the purchase of securities in an Initial Public Offering or Limited Offering shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.

VI.   SANCTIONS
      ---------

      A.    Procedural Noncompliance


Section 12                   Code Of Ethics                        Page 10 of 21

COMPLIANCE MANUAL                                          Effective August 2008

      Noncompliance with the procedural requirements of this Code of Ethics (E.G., failure to submit quarterly reports in a timely manner) shall be noted. Repeated noncompliance (I.E., three similar failures to comply with procedural requirements within a one year period) will be considered a violation and may result in disciplinary action.

      B.    Violations and Trading Noncompliance

      Failure to comply with the pre-clearance requirements and/or substantive prohibitions of this Code of Ethics with respect to trading activity may result in disciplinary action. In this regard, the Adviser believes that trading activity which creates an actual or apparent conflict of interest constitutes a clear violation and will generally always result in disciplinary action absent highly extenuating circumstances.

      C.    Extenuating Circumstances

      The Adviser recognizes that instances of inadvertent noncompliance or violation may occur or that extenuating circumstances may apply to specific instances of noncompliance or violation. In such an event, the Access Person shall immediately notify the Compliance Officer who shall have discretion to determine appropriate remedial action.

      D.    Disciplinary Actions

      The Adviser may take one or more of the following disciplinary actions including but not limited to requiring a meeting with the CCO; issuing a disciplinary memorandum; issuing a violation report; issuing a letter of reprimand; requiring disgorgement of profits; requiring trade(s) to be broken at the Access Person's expense; requiring corrective action; suspension of trading privileges; requiring the Access Person to have their broker send the Adviser duplicate account statements; requiring the consolidation of Access Persons accounts with certain brokers; monetary fines; suspension, dismissal and reporting the violation to the appropriate regulatory authorities.


Section 12                   Code Of Ethics                        Page 11 of 21

COMPLIANCE MANUAL                                          Effective August 2008

                                                                       Exhibit A

LIST OF ACCESS PERSONS REQUIRED TO REPORT UNDER CODE OF ETHICS
--------------------------------------------------------------

Adam Abelson
Hirschel B. Abelson
Philippe E. Baumann
Irene Bergman
Mei Chun
Ned Cooper
Timothy Denny
Andrew Eras
Philippe Labaune
Andrea Baumann Lustig
Mercedes Marquina
Joann Paccione
Jeremie Sebban
Leeza Tisnovsky


Access Person List as of August 2008
------------------------------------


Section 12                   Code Of Ethics                        Page 12 of 21

COMPLIANCE MANUAL                                          Effective August 2008

                                                                     Exhibit B-1

                    (PRIVILEGED AND CONFIDENTIAL INFORMATION)

                         STRALEM & COMPANY INCORPORATED


                                 CODE OF ETHICS

             INITIAL/ ANNUAL ACKNOWLEDGMENT FORM FOR ACCESS PERSONS

      I have read Stralem & Company's ("Stralem") Code of Ethics and Procedures. I understand the requirements thereof and recognize that I am subject to the Code of Ethics, and except as otherwise disclosed to the Chief Compliance Officer, I certify that I have, to date, complied with, and will continue to comply with, such requirements. I understand that any violation of the Code of Ethics may lead to sanctions or other significant remedial action.

      In addition, I have reported or disclosed all personal securities transactions required to be reported or disclosed pursuant to the requirements of the Code of Ethics. I have reported to the Executive Vice-President ("EVP") (or his designee) of Stralem all additions and/or deletions of accounts for reportable securities for which I have direct or indirect beneficial ownership held at broker/dealers, companies or other institutions.

      I understand that that I am prohibited from acquiring any securities in a private placement or IPO without prior written approval and that all Equity Securities and shares of Reportable Funds require written pre-clearance by the EVP (or his designee) of Stralem.


         Print Name
                    -------------------------------

         Signature
                    -------------------------------

         Date
                    -------------------------------

Listed below are the directorships/trusteeships that I currently hold:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Section 12                   Code Of Ethics                        Page 13 of 21

COMPLIANCE MANUAL                                          Effective August 2008

                                                                     Exhibit B-2

                           STRALEM & COMPANY INCORPORATED

                                 CODE OF ETHICS

   INITIAL/ ANNUAL ACKNOWLEDGMENT FORM FOR PERSONS WHO ARE NOT ACCESS PERSONS

      I have read Stralem & Company's Code of Ethics and I understand the requirements thereof. I acknowledge that the Chief Compliance Officer has determined that I am not an access person as defined in the Code of Ethics, and therefore I am not subject to the reporting requirements contained therein until otherwise notified by the Chief Compliance Officer.

         Print Name
                    -------------------------------

         Signature
                    -------------------------------

         Date
                    -------------------------------


Section 12                   Code Of Ethics                        Page 14 of 21

                                                                       Exhibit C


                         STRALEM & COMPANY INCORPORATED

                  INITIAL ASSET CERTIFICATION OF ACCESS PERSONS

                                AS OF __________

INSTRUCTIONS

You must list each Reportable Security in which you have Beneficial Ownership that you hold at the end of the date indicated above. Use additional sheets if necessary. ALL INFORMATION MUST BE CURRENT AS OF A DATE NO MORE THAN 45 DAYS PRIOR TO THE DATE THIS CERTIFICATION IS BEING SUBMITTED. YOU MUST COMPLETE AND SIGN THIS CERTIFICATION WHETHER OR NOT YOU OR YOUR BROKER SENDS STATEMENTS DIRECTLY TO THE COMPLIANCE OFFICER.

================================================================================
                     Number of Shares or   Registration on          Nature of
Name of Security      Principal Amount    Security or Account       Interest
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

Certifications:  I hereby certify that:

1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Reportable Securities in which I have Beneficial Ownership as of the date listed above.

2.   I have read the Code of Ethics and certify that I am in compliance with it.

Date:__________________________     Signature:_________________________________

                                    Name:     _________________________________

                                                                       Exhibit D

                         STRALEM & COMPANY INCORPORATED

                     QUARTERLY SECURITIES TRANSACTION REPORT

                    For The Calendar Quarter Ended __________
                (must be completed within 30 days of quarter end)

INSTRUCTIONS

List all transactions in Reportable Securities in any account in which you have a Beneficial Ownership. Use additional sheets if necessary. Write "none" if you have no transactions in Reportable Securities during the quarter.

If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Reportable Securities in which you have Beneficial Ownership, while you still must sign and return this form, you need not fill in the details of security transactions below unless you have established a new account during the quarter.

====================================================================================================================================
                       Date of                            No. of Shares or                  Broker, Dealer or Other Party Through
Name of Security     Transaction     Purchase/Sale        Principal Amount       Price            Whom Transaction Was Made
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

NEW ACCOUNTS: Complete the following information if you have opened a new securities account during the quarter. Transactions in securities should be listed above.

--------------------------------------------------------------------------------
                           Name and Mailing Address of
Title of Account     Institution at which account was opened      Account Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


I certify that the information provided above is correct.

Date:__________________________     Signature:_________________________________

                                    Name:     _________________________________

                                                                       Exhibit E

                         STRALEM & COMPANY INCORPORATED

                  ANNUAL ASSET CERTIFICATION OF ACCESS PERSONS

                             For the Year Ended ____
                 (Must be completed within 30 days of year end)

INSTRUCTIONS

If your brokerage statements have not been submitted directly to the Compliance Officer, you must list each Reportable Security in which you have Beneficial Ownership that you hold at the end of the year indicated above. Use additional sheets if necessary. Write "none" if you have no transactions in Reportable Securities at year end.

YOU MUST COMPLETE AND SIGN THIS FORM FOR ANNUAL CERTIFICATION WHETHER OR NOT YOU OR YOUR BROKER SENDS STATEMENTS DIRECTLY TO THE COMPLIANCE OFFICER.

================================================================================
                    Number of Shares or     Registration on         Nature of
Name of Security      Principal Amount    Security or Account       Interest
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

Certifications:  I hereby certify that:

1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Reportable Securities in which I have Beneficial Ownership at the end of the period.

2. I have read the Code of Ethics and certify that I am in compliance with it.

Date:__________________________     Signature:_________________________________

                                    Name:     _________________________________

                                                                       Exhibit F


                DUPLICATE COPIES OF CONFIRMATIONS AND STATEMENTS

1.    To:


2.    From:       _____________________________

Dear Sir or Madam:

I am an  employee  of  Stralem & Company  Incorporated  (investment  adviser  to
Stralem   Fund.)  Please   arrange  for  duplicate   copies  of  statements  and
confirmations concerning my accounts to be sent directly to:

                  Compliance Officer,
                  Stralem & Company Incorporated
                  645 Madison Avenue
                  New York, New York 10022

I maintain, have an interest in, or exercise investment control over, the following accounts at your institution:

3.

--------------------------------------------------------------------------------
Account Title                                      Account Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



Dated:   ____________

                  4.    Employee Signature:______________________________
                  5.    Name & Address:    ______________________________
                                           ______________________________

                                                                       Exhibit G

       INSTRUCTIONS: DUPLICATE COPIES OF CONFIRMATIONS AND STATEMENTS FORM

                           COMPLETE THIS FORM FOR EACH
     BROKERAGE FIRM, INVESTMENT ADVISER, BANK OR OTHER FINANCIAL INSTITUTION
                                  AT WHICH YOU
                              MAINTAIN AN ACCOUNT,
                         HAVE AN INTEREST IN AN ACCOUNT,
                 OR EXERCISE INVESTMENT CONTROL OVER AN ACCOUNT.

Please type or print the information requested.

BROKER/INSTITUTION'S NAME AND MAILING ADDRESS:
List the name and mailing address of each brokerage firm, investment adviser, bank, or other financial institution maintaining the account.

Your name:

ACCOUNT TITLE AND NUMBER:
List the complete account title and number for your own securities accounts as well as those accounts in which you have a beneficial interest or over which you exercise investment control.

EMPLOYEE'S SIGNATURE.
Sign the form and mail it to the broker or other financial institution.

Print your name and address.

Mail this completed form to the broker or other financial institution.

                                                                       Exhibit H

                         STRALEM & COMPANY INCORPORATED

            PRE-CLEARANCE OF PERSONAL EQUITY SECURITIES TRANSACTIONS
            --------------------------------------------------------

I hereby request permission to effect a transaction in the security indicated below for my own account or other account in which I have a beneficial interest or legal title.

THE APPROVAL WILL BE EFFECTIVE FOR A TRANSACTION ONLY FOR 24 HOURS AFTER APPROVAL. ANY TRANSACTION, OR PORTION THEREOF, NOT SO COMPLETED WILL REQUIRE A NEW APPROVAL.

NOTE:  A separate form must be used for each security transaction.

PART 1: TO BE COMPLETED BY EMPLOYEE SEEKING PRE-CLEARANCE.
----------------------------------------------------------

--------------------------------------------------------------------------------
1.    Employee Name:
--------------------------------------------------------------------------------
2.    Date of Request:
--------------------------------------------------------------------------------
3.    Name of Issuer/Security:
--------------------------------------------------------------------------------
4.    Quantity (specify Par/Shares/Contracts):
--------------------------------------------------------------------------------
5.    Is this a purchase or sell transaction?
--------------------------------------------------------------------------------
6.    Is this security a new issue (IPO)?
--------------------------------------------------------------------------------
7.    Is this an unregistered or private placement security?
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EMPLOYEE CERTIFICATION:
-----------------------

I have read the Stralem & Company Incorporated Code of Ethics, Code of Ethics Procedures and the Insider Trading Procedures within the past year, and I believe that this transaction complies with the Code of Ethics, Code of Ethics Procedures and the Insider Trading Procedures.

Employee's Signature: ______________________________________________
Print Name:_________________________________________________
--------------------------------------------------------------------------------

================================================================================

PART II: TO BE COMPLETED BY APPROVING OFFICER
---------------------------------------------

================================================================================
Does Stralem Fund or an advisory client account currently hold this security? __
================================================================================

PERMISSION:     Granted _______
                Denied  _______

Date:___________________

Signature:______________________________________________ Approving Officer

Print Name:_____________________________________________

Comments:

================================================================================

                             CONTINUED ON NEXT PAGE

Date Stamp and Trader Initials Required: _________


Checked for Completeness:  ______________________________   Date:_______________
                                 Chief Compliance Officer

================================================================================
--------------------------------------------------------------------------------

IMPORTANT REMINDER:
      o ADVISE YOUR BROKER TO SUPPLY DUPLICATE COPIES OF CONFIRMATIONS OF ALL PERSONAL SECURITIES TRANSACTIONS AND DUPLICATE MONTHLY STATEMENTS FOR ALL PERSONAL SECURITIES ACCOUNTS TO STRALEM & COMPANY, INC, ATTN: COMPLIANCE OFFICER, 645 MADISON AVE, NEW YORK, NY 10022.
      o TRANSACTIONS IN PRIVATE INVESTMENT FUNDS, HEDGE FUNDS AND INVESTMENT CLUBS MUST BE REPORTED ON THIS FORM.

================================================================================
                                      NOTES
                                      -----
The following transactions are EXEMPTED from the pre-clearance and reporting process:
      - Automatic reinvestment plans for securities (the initial investment is NOT EXEMPTED from this process)
      - Investments in money market funds and open-end investment companies other than Reportable Funds.
      -     Purchases and sales that are non-volitional.
The following transactions are EXEMPTED from the pre-clearance process ONLY:
      -     Purchases and sales in Discretionary accounts.
      - Purchases and sales of non-Equity Securities (other than in an IPO or private placement and shares of Reportable Funds).
      -     De-minimis   Transactions   in  Equity   Securities  and  non-Equity
            Securities.
            TRADES MUST BE EXECUTED WITHIN 24 HOURS OF APPROVAL BEING GRANTED.
================================================================================